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                                                              EXHIBIT 23.2

                    CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 (Amendment No. 1) of Ashland Inc. of our report dated March 12, 1998 relating to the financial statements of Marathon Oil Company Downstream Businesses (a division of Marathon Oil Company), which appears in the Current Report on Form 8-K/A of Ashland Inc. dated March 17, 1998.

                                          /s/ Price Waterhouse LLP

                                          Price Waterhouse LLP

Pittsburgh, PA

May 1, 1998